BurgerFi Reaches Legal Settlement Agreement with Lion Point Capital, LP FORT LAUDERDALE, FL – July 25, 2024 (GLOBE NEWSWIRE) – BurgerFi International, Inc. (NASDAQ: BFI, BFIIW) (“BurgerFi” or the “Company”), owner of the high-quality, casual dining pizza brand Anthony’s Coal Fired Pizza & Wings (“Anthony’s”) and one of the nation’s leading fast-casual “better burger” dining concepts through the BurgerFi brand, announced today that the Company and Lion Point Capital, LP (“Lion Point”) entered into a Settlement Agreement (the “Settlement Agreement”) pursuant to which, among other things, the Company and Lion Point agreed to resolve all claims between Lion Point and the Company existing as of, or prior to, the date of the Settlement Agreement related to the previously disclosed litigation initiated by Lion Point against the Company. Pursuant to the Settlement Agreement, the Company agreed to, among other things, (i) pay Lion Point $1,350,000 in installments in accordance with the schedule set forth in the Settlement Agreement, and (ii) issue to Lion Point 300,000 shares of Series A Preferred Stock (the “Preferred Shares”), in each case subject to terms and conditions set forth in the Settlement Agreement. As previously disclosed, on August 26, 2022, a lawsuit captioned Lion Point Capital, LP v. BurgerFi International, Inc., Index No. 653099/2022 (the “Action”) was filed by Lion Point in the Supreme Court of the State of New York, County of New York against the Company alleging that the Company failed to timely register Lion Point’s shares in violation of the registration rights agreement to which Lion Point and the Company are parties. The Company and Lion Point subsequently engaged in discussions to resolve the claims asserted in the Action. Without any admission as to fault, liability or wrongdoing or as to the validity of the other party’s positions, as a result of such efforts and in order to avoid the time, expense, and risks associated with continuing to litigate the Action, on July 23, 2024, the Company and Lion Point entered into the Settlement Agreement. "We are pleased to be putting this litigation matter with Lion Point firmly behind us. Our intention is to continue to explore strategic alternatives that we believe would be in the best interests of the Company and its stakeholders, as previously disclosed," said David Heidecorn, Chairman of the Board. About BurgerFi International (Nasdaq: BFI, BFIIW) BurgerFi International, Inc. is a leading multi-brand restaurant company that develops, markets, and acquires fast-casual and premium-casual dining restaurant concepts around the world, including corporate-owned stores and franchises. BurgerFi International, Inc. is the owner and franchisor of the two following brands with a combined 162 locations. Anthony’s. Anthony’s is a premium pizza and wing brand with 60 restaurants (59 corporate-owned casual restaurant locations and one dual brand franchise location), as of April 1, 2024. Known for serving fresh, never frozen and quality ingredients, Anthony’s is centered around a 900-degree coal-fired oven with menu offerings including “well-done” pizza, coal-

fired chicken wings, homemade meatballs, and a variety of handcrafted sandwiches and salads. Anthony’s was named “The Best Pizza Chain in America" by USA Today's Great American Bites, “Top 3 Best Major Pizza Chain” by Mashed in 2021, “The Absolute Best Wings in the U.S.” by Mashed in 2022, and named in “America's Favorite Restaurant Chains of 2022” by Newsweek. BurgerFi. BurgerFi is among the nation’s fast-casual better burger concepts with 102 BurgerFi restaurants (75 franchised and 27 corporate-owned) as of April 1, 2024. BurgerFi is chef-founded and committed to serving fresh, all-natural and quality food at all locations, online and via first-party and third-party deliveries. BurgerFi uses 100% American Angus Beef with no steroids, antibiotics, growth hormones, chemicals or additives. BurgerFi's menu also includes high-quality Wagyu Beef Blend Burgers, All-Natural Chicken offerings, Hand-Cut Sides, and Frozen Custard Shakes. BurgerFi was named "The Very Best Burger" at the 2023 edition of the nationally acclaimed SOBE Wine and Food Festival and “Best Fast Food Burger” in USA Today’s 10Best 2023 Readers’ Choice Awards for its BBQ Rodeo Burger, "Best Fast Casual Restaurant" in USA Today's 10Best 2023 Readers' Choice Awards for the third consecutive year, QSR Magazine's Breakout Brand of 2020 and Fast Casual's 2021 #1 Brand of the Year. In 2021, Consumer Reports awarded BurgerFi an “A Grade Angus Beef” rating for the third consecutive year. To learn more about BurgerFi or to find a full list of locations, please visit www.burgerfi.com. BurgerFi® is a Registered Trademark of BurgerFi IP, LLC, a wholly-owned subsidiary of BurgerFi. Forward-Looking Statements This press release may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to BurgerFi's ability to maintain continuity of its management. Forward-looking statements generally can be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in our Annual Report on Form 10-K for the year ended January 1, 2024, our subsequent Quarterly Reports on Form 10-Q, and those discussed in other documents we file with the Securities and Exchange Commission, including our ability to continue to access liquidity, to pursue and enter into a strategic transaction or seek a strategic transaction to maintain our listing on the Nasdaq Stock Exchange, and to continue as a going concern, or any other factors. All subsequent written and oral forward-looking statements attributable to BurgerFi or persons acting on BurgerFi’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward- looking statements. Investor Relations: ICR Michelle Michalski IR-BFI@icrinc.com 646-277-1224 Company Contact: BurgerFi International Inc.

IR@burgerfi.com Media Relations Contact: Ink Link Marketing Kim Miller Kmiller@inklinkmarketing.com